UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 29, 2020

NOWEA ENERGY, INC.
(Formerly Northwest Oil & Gas Trading Company, Inc.)

  (Exact Name of Registrant as Specified in Charter)

Nevada

   (State or Other Jurisdiction of Incorporation)

333-229036	82-3552932
(Commission File Number)	(IRS Employer Identification No.)

4650 Wedekind Road Suite #2 Sparks, NV	89431
(Address of Principal Executive Offices)	(Zip Code)

(775) 882-7549

  (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On June 29, 2020, NOWEA Energy, Inc. (the “Company”) filed a Form 8K stating that the Company required an extension of time to file its Quarterly Report on Form 10-Q for the period ended February 29 2020 (the “Quarterly Report”). The reason stated was the extension of time was necessary due to unanticipated delays being experienced by the Company and its newly retained auditors in completing the review of the Company’s financial statements and the Company’s completing its Quarterly Report. Particularly, given that the auditor personnel has been unable to perform the work necessary to complete the review due to restrictions imposed upon auditor personnel related to the COVID-19 outbreak. This information was incorrect. The reason we are requesting an extension of time is due to unanticipated delays being experienced by the Company in providing necessary information to its newly retained auditors who are performing the review of the Company’s interim consolidated financial statements. Particularly, given that the Company’s accountant personnel has been unable to perform the work necessary to provide information to auditors due to restrictions imposed upon the Company’s accountant personnel related to the COVID-19 outbreak. The Company expects to file the Quarterly Report no later than July 15, 2020.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWEA ENERGY, INC.

Date: June 30, 2020	By:	/s/ Joacham Haas
Joacham Haas
President

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